                                                                    Exhibit 4.7




                         DIGITAL EQUIPMENT CORPORATION

                        STANDARD DEBT SECURITIES WARRANT
                              AGREEMENT PROVISIONS


                              ______________, 1994


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
                               TABLE OF CONTENTS

                                                                                                                           Page
                                                                                                                           ----
                                                      ARTICLE 1
                               ISSUANCE, EXECUTION AND DELIVERY OF WARRANT CERTIFICATES

 SECTION 1.1      Issuance of Warrant Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
 SECTION 1.2      Execution and Delivery of Warrant Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
 SECTION 1.3      Countersignature of Warrant Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
 SECTION 1.4      Temporary Warrant Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                                                      ARTICLE 2
                                             WARRANT PRICE, DURATION AND
                                           EXERCISE OF WARRANT CERTIFICATES

 SECTION 2.1      Warrant Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
 SECTION 2.2      Duration of Warrant Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
 SECTION 2.3      Exercise of Warrant Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

                                                      ARTICLE 3
                                    OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS
                                               OF WARRANT CERTIFICATES

 SECTION 3.1      No Rights as Securityholders Conferred by Warrant Certificates  . . . . . . . . . . . . . . . . . . . .   4
 SECTION 3.2      Lost, Stolen, Mutilated or Destroyed Warrant Certificates . . . . . . . . . . . . . . . . . . . . . . .   5
 SECTION 3.3      Holder of Warrant Certificate May Enforce Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
 SECTION 3.4      Call of Warrant by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
 SECTION 3.5      Optional Reduction of Warrant Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
 SECTION 3.6      Issuance of Debt Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

                                                      ARTICLE 4
                                    EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES

 SECTION 4.1      Exchange and Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
 SECTION 4.2      Treatment of Holders of Warrant Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
 SECTION 4.3      Cancellation of Warrant Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

                                                      ARTICLE 5
                                             CONCERNING THE WARRANT AGENT

 SECTION 5.1      Warrant Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

                                      (i)
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
SECTION 5.2      Conditions of Warrant Agent's Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
SECTION 5.3      Resignation and Appointment of Successor Warrant Agent  . . . . . . . . . . . . . . . . . . . . . . . .  10

                                                     ARTICLE 6
                                                   MISCELLANEOUS

SECTION 6.1      Consolidations and Mergers of the Company and Sales, Leases and Conveyances
                 Permitted Subject to Certain Conditions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 6.2      Rights and Duties of Successor Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 6.3      Merger, Consolidation or Change of Name of Warrant Agent  . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 6.4      Supplements and Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 6.5      Notices and Demands to the Company and Warrant Agent  . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 6.6      Notices to Company and Warrant Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 6.7      Delivery of Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 6.8      Obtaining of Governmental Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 6.9      Persons Having Rights Under Warrant Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 6.10     Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 6.11     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 6.12     Inspection of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 6.13     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 6.14     Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13





                                      (ii)
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         From time to time, Digital Equipment Corporation, a Massachusetts corporation (the "Company"), may enter into one or more warrant agreements that provide for the issuance and sale of warrants ("Warrants") to purchase debt securities of the Company ("Debt Securities"). The standard provisions set forth herein may be included or incorporated by reference in any such warrant agreement (a "Warrant Agreement"). The Warrant Agreement, including the provisions incorporated therein by reference, is herein referred to as this "Agreement." The person named as the "Warrant Agent" in the first paragraph of the Warrant Agreement is herein referred to as the "Warrant Agent." Unless otherwise defined in this Agreement or in the Warrant Agreement, as the case may be, terms defined in the Warrant Agreement are used herein as therein defined and terms defined herein are used in the Warrant Agreement as herein defined.


                                   ARTICLE 1

           ISSUANCE, EXECUTION AND DELIVERY OF WARRANT CERTIFICATES

         SECTION 1.1 ISSUANCE OF WARRANT CERTIFICATES. Each Warrant Certificate shall evidence one or more Warrants. Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase a Debt Security in the principal amount set forth in the Warrant Agreement.

         SECTION 1.2 EXECUTION AND DELIVERY OF WARRANT CERTIFICATES. Warrant Certificates shall be signed on behalf of the Company by its President, a Vice President or its Treasurer and attested by its Secretary or Assistant Secretary or Clerk or Assistant Clerk, under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the current or any future, President, Vice President, Treasurer, Secretary or Assistant Secretary or Clerk or Assistant Clerk and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been President, Vice President, Treasurer, Secretary or Assistant Secretary or Clerk or Assistant Clerk, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of such person shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

         If any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such officer.

         SECTION 1.3 COUNTERSIGNATURE OF WARRANT CERTIFICATES. The Warrant Agent shall, upon receipt of Warrant Certificates, duly executed on behalf of the Company, countersign the Warrant Certificates evidencing Warrants to purchase the principal amount of the Debt Securities set forth in the Warrant Agreement and shall deliver such Warrant Certificates to the appropriate person or entity upon the order of the Company. After the original issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for, or in connection with the registration of transfer of, one or more previously countersigned Warrant Certificates, as hereinafter provided.

         The Warrant Agent's countersignature on all Warrants shall be in substantially the following form:

                           [NAME OF WARRANT AGENT],
                               as Warrant Agent


                           By_____________________
                             Authorized Signatory

         The Company and the Warrant Agent may deem and treat the registered holder of a Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof or any distribution to the holder thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

         SECTION 1.4 TEMPORARY WARRANT CERTIFICATES. Pending the preparation of definitive Warrant Certificates, the Company may execute, and upon the order of the Company, the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, as evidenced by their execution of such Warrant Certificates.

         If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at the corporate trust office of the Warrant Agent, without charge to the holder. Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Company shall execute and the Warrant Agent shall authenticate and deliver in exchange therefor definitive Warrant Certificates representing the same aggregate number of Warrants. Until so exchanged, the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

                                   ARTICLE 2

                          WARRANT PRICE, DURATION AND
                        EXERCISE OF WARRANT CERTIFICATES

         SECTION 2.1 WARRANT PRICE. The exercise price of each Warrant and any other form of consideration other than lawful money of the United States of America by which the exercise price may be paid shall be as set forth in the Warrant Agreement. The purchase price (including moneys and such other consideration) of the Debt Securities upon exercise of the Warrants is referred to in this Agreement as the "Warrant Price" and is payable in full at the time of exercise.

         SECTION 2.2 DURATION OF WARRANT CERTIFICATES. The Warrants shall expire on (a) the close of business on [specify date], or (b) such later date as shall be determined in the sole discretion of the Company, in a written statement to the Warrant Agent and with notice to registered holders of Warrants in the manner provided for in Section 6.5 (such date of expiration being herein referred to as the "Expiration Date"). On and after the [specified date], each Warrant may be exercised on any business day on or prior to the close of business on the Expiration Date. After the close of business on the Expiration Date, the Warrants will become void and of no value.

         SECTION 2.3      EXERCISE OF WARRANT CERTIFICATES.

         (a) Prior to the Expiration Date, a Warrant Certificate, if countersigned by the Warrant Agent, may be exercised by providing certain information set forth on the reverse side of the Warrant Certificate and, unless otherwise provided pursuant to Section 2.1, by paying in full (in cash or by certified or official bank check in New York Clearing House funds or by bank wire transfer in immediately available funds), in United States dollars, the Warrant Price for the Debt Securities as to which the Warrant Certificate is exercised, to the Warrant Agent at its office at the address set forth in the Warrant Agreement. The payment must specify the name of the holder and the number of Warrants exercised by such holders. Warrants will be deemed to have been exercised upon receipt of the Warrant Price, subject to receipt within five business days thereafter of the Warrant Certificate at the corporate trust office of the Warrant Agent properly completed and duly executed, the signature of such holder to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the NASD or by a member of a national securities exchange. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay or deliver to the Company all moneys and other consideration received by it on the purchase of the Debt Securities through the exercise of Warrants. Tthe Warrant Agent shall advise the Company by telex or telecopy at the end of each day as to the Warrant Certificates that have been exercised and the amount of moneys deposited to its account or the type and amount of other consideration to be delivered to it.

         (b) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company and the Trustee of (i) the number of Warrants exercised, (ii) the instructions of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Debt Securities to which such holder is entitled upon such exercise, (iii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise and (iv) such other information as the Company or the Trustee shall reasonably require.

         (c) A Warrant Certificate may be exercised in part to purchase Debt Securities only in the denominations authorized pursuant to the indenture under which the Debt Securities are issued (the "Indenture").

         (d) As soon as practicable after receipt of payment of the Warrant Price and the Warrant Certificate properly completed and duly executed at the office of the Warrant Agent, the Company shall issue, pursuant to the Indenture, to or upon the order of the holder of such Warrant Certificate, the Debt Securities in authorized denominations to which such holder is entitled, in fully registered form in such name or names as may be directed by such holder, and if such Warrant Certificate was not exercised in full, upon request of the holder of a new Warrant Certificate evidencing the number of Warrants remaining unexercised shall be issued if sufficient time remains prior to the
Expiration Date.   Such evidence of Debt Securities shall be deemed to have
been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Debt Securities as of the date of the surrender of such Warrant Certificate duly executed and payment of the Warrant Price.

         (e) The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrants and of Debt Securities upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect to any transfer involved in the issue of any Warrant Certificates or any certificates for Debt Securities in a name other than the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.


                                   ARTICLE 3

                 OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS
                            OF WARRANT CERTIFICATES

         SECTION 3.1 NO RIGHTS AS SECURITYHOLDERS CONFERRED BY WARRANT CERTIFICATES. No Warrant Certificate shall entitle the holder thereof to any of the rights of a holder of Debt Securities, including the right to receive the payment of principal of, or interest on, the Debt Securities or to enforce any of the covenants of the Debt Securities or the Indenture except as otherwise provided in the Indenture.

         SECTION 3.2 LOST, STOLEN, MUTILATED OR DESTROYED WARRANT CERTIFICATES. Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the ownership and the loss, theft, destruction or mutilation of the Warrant Certificate, and of indemnity reasonably satisfactory to them, and, in the case of mutilation, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and for a like number of Warrants. Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) any and all other rights or remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

         SECTION 3.3 HOLDER OF WARRANT CERTIFICATE MAY ENFORCE RIGHTS. Notwithstanding any of the provisions of this Agreement, any holder of any Warrant Certificate, without the consent of the Warrant Agent, the Trustee, the holder of any Debt Security or the holder of any other Warrant Certificate, may, in his own behalf and for his own benefit, enforce, and may institute and maintain any audit, action or proceeding against the Company to enforce or otherwise in respect of, his right to exercise his Warrant Certificate in the manner provided in his Warrant Certificate and in his Agreement.

         SECTION 3.4 CALL OF WARRANT BY THE COMPANY. If so provided in the Warrant Agreement, the Company shall have the right to call and repurchase any or all Warrants at the price (the "Call Price") and on or after the date (the "Call Date") and upon the terms (the "Call Terms") as shall be established from time to time in or pursuant to resolutions of the Board of Directors of the Company or in the Warrant Agreement before the issuance of such Warrants. Notice of such Call Price, Call Date and Call Terms shall be given to registered holders of Warrants in writing by the Company or the Warrant Agent.

         SECTION 3.5 OPTIONAL REDUCTION OF WARRANT PRICE. Subject to the limits, if any, established from time to time by the Board of Directors of the Company or in the Warrant Agreement, the Company shall have the right, at any time or from time to time, voluntarily to reduce the then current Warrant Price to such amount (the "Reduced Warrant Price") and for such period or periods of time, which may be through the close of business on the Expiration Date (the "Reduced Warrant Price Period"), as may be deemed appropriate by the Board of Directors of the Company. Notice of any such Reduced Warrant Price and Reduced Warrant Price Period shall be given to registered holders of Warrants in writing by the Company or the Warrant
Agent. Unless further action is taken by the Company pursuant to this Section 3.5, after the termination of the Reduced Warrant Price Period, the Warrant Price shall be such Warrant Price that would have been in effect had there been no reduction in the Warrant Price pursuant to the provisions of this Section 3.5.

         SECTION 3.6 ISSUANCE OF DEBT SECURITIES. The Company covenants that all Debt Securities issued upon exercise of the Warrants have been duly authorized and will, upon issuance in accordance with the terms of this Agreement and the Indenture, be duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.


                                   ARTICLE 4

                 EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES

         SECTION 4.1 EXCHANGE AND TRANSFER. Upon surrender at the corporate trust office of the Warrant Agent, Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants and the transfer of Warrants may be registered in whole or in part; provided that such other Warrant Certificates shall evidence the same aggregate number of Warrants as the Warrant Certificates surrendered for exchange or registration of transfer. The Warrant Agent shall keep, at its office, books in which it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates, upon surrender of the Warrant Certificates to the Warrant Agent at its corporate trust office for exchange or registration of transfer, properly endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer duly signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the NASD or by a member of a national securities exchange, all in form satisfactory to the Company and the Warrant Agent. No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer. Whenever any Warrant Certificates are surrendered for exchange or registration of transfer, an authorized officer of the Warrant Agent shall manually countersign and deliver to the person or person entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Company, as so requested. The Warrant Agent shall not be required to effect any exchange or registration of transfer that will result in the issuance of a Warrant Certificates evidencing a fraction of a

Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange or registration of transfer of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations and entitled to the same benefits under this Agreement as the Warrant Certificates surrendered for such exchange or registration of transfer.

         SECTION 4.2 TREATMENT OF HOLDERS OF WARRANT CERTIFICATES. Every holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company, the Warrant Agent and with every subsequent holder of such Warrant Certificate that, until the transfer of the Warrant Certificate is registered on the books of the Warrant Agent, the Company and the Warrant Agent may treat the registered holder as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

         SECTION 4.3 CANCELLATION OF WARRANT CERTIFICATES. Any Warrant Certificate surrendered for exercise, registration of transfer or exchange shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time, or otherwise dispose of, canceled Warrant Certificates in a manner satisfactory to the Company.


                                   ARTICLE 5

                         CONCERNING THE WARRANT AGENT

         SECTION 5.1 WARRANT AGENT. The Company hereby appoints the Warrant Agent as the Warrant Agent of the Company in respect of the Warrant Certificates upon the terms and subject to the conditions herein set forth, and the Warrant Agent hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificate and by this Agreement, and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

         SECTION 5.2 CONDITIONS OF WARRANT AGENT'S OBLIGATIONS. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following (to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject):

         (a) PERFORMANCE BY THE COMPANY. The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.



         (b) COMPENSATION AND INDEMNIFICATION. The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent under this Agreement, to reimburse the Warrant Agent upon demand for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Agreement and to indemnify the Warrant Agent and save it harmless against any and all losses, liabilities and expenses, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent arising out of or in connection with this Agreement except as a result of its negligence, bad faith or willful misconduct.

         (c) AGENT FOR THE COMPANY. The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof, and the Warrant Agent does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrant Certificates. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence, bad faith or willful misconduct.

         (d) COUNSEL. The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

         (e) DOCUMENT. The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

         (f) CERTAIN TRANSACTIONS. The Warrant Agent, and any stockholder, director, officer or employee thereof, may act as Trustee under the Indenture and may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though they were not the Warrant Agent under this Agreement, or a stockholder, director, officer or employee of the Warrant Agent, as the case may be, and, to the extent permitted by applicable law, they may act on, or as depositary, trustee or agent for, any committee or body of holders of the Debt Securities or other obligations of the Company as freely as if it were not the Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         (g) NO LIABILITY FOR INTEREST. Except as set forth in the Warrant Agreement, the Warrant Agent shall not be under any liability for interest on any moneys or other consideration at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

         (h) NO LIABILITY FOR INVALIDITY AND NO RESPONSIBILITY FOR REPRESENTATIONS. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof), nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of the shares to be issued pursuant to this Agreement or any Warrant Certificate or as to whether the shares will when issued be validly issued, fully paid and nonassessable or as to the Exercise Price or the number of shares issuable upon exercise of any Warrant.

         (i) NO LIABILITY FOR ACCEPTANCE OF INSTRUCTIONS. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or in good faith reliance upon any statement signed by any one of such officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

         (j) NO IMPLIED OBLIGATIONS. The Warrant Agent shall be obligated to perform such duties as are herein and in the Warrant Certificates specifically set forth, but no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs or expenses which may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a

Warrant Certificate with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.2 hereof, to make any demand upon the Company.

         SECTION 5.3 RESIGNATION AND APPOINTMENT OF SUCCESSOR WARRANT AGENT. If the Warrant Agent shall resign (such resignation to become effective not earlier than 60 days after the giving of written notice thereof to the Company and the registered holders of Warrant Certificates) or shall become incapable of acting as Warrant Agent or if the Board of Directors of the Company shall by resolution remove the Warrant Agent (such removal to become effective not earlier than 30 days after the filing of a certified copy of such resolution with the Warrant Agent and the giving of written notice of such removal to the registered holders of Warrant Certificates), the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been so notified in writing of such resignation or incapacity by the Warrant Agent or by the registered holder of a Warrant Certificate (in the case of incapacity), then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be in good standing, incorporated under the laws of any state or of the United States of America. As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed. The former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided in this
Section 6.5 or any defect therein, shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.



                                   ARTICLE 6

                                 MISCELLANEOUS

         SECTION 6.1 CONSOLIDATIONS AND MERGERS OF THE COMPANY AND SALES, LEASES AND CONVEYANCES PERMITTED SUBJECT TO CERTAIN CONDITIONS. To the extent permitted in the Indenture, the Company may consolidate with, or sell or convey all or substantially all of its assets to, or merge with or into any other corporation.

         SECTION 6.2 RIGHTS AND DUTIES OF SUCCESSOR CORPORATION. In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein, and the predecessor corporation, except in the event of a lease, shall be relieved of any further obligation under this Agreement and the Warrants. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Debt Securities issuable pursuant to the terms hereof. All the Debt Securities so issued shall in all respects have the same legal rank and benefit under the Indenture as the Debt Securities theretofore or thereafter issued in accordance with the terms of this Agreement and the Indenture.

         In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Warrant Debt Securities thereafter to be issued as may be appropriate.

        SECTION 6.3 MERGER, CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 5.3. If, at the time such successor to the Warrant Agent shall succeed under this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

         If at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

         SECTION 6.4 SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates, to cure any ambiguity, manifest error or other mistake in this Agreement, or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the holders of the Warrant Certificates.

         SECTION 6.5 NOTICES AND DEMANDS TO THE COMPANY AND WARRANT AGENT. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

         SECTION 6.6 NOTICES TO COMPANY AND WARRANT AGENT. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

          Digital Equipment Corporation
          111 Powdermill Road
          Maynard, MA  01754
          Attention:  Ilene B. Jacobs, Vice President and Treasurer (MS02-2/F23)
             with a copy to Gail S. Mann, Esq., Secretary and Clerk (MS02-3/F13)

         If the Company shall fail to maintain such office or agency or shall fail to give such notice of any change in the location thereof, presentation may be made and notices and demands may be served at the principal office of the Warrant Agent.

         Any notice pursuant to this Agreement to be given by the Company or by any registered holder of any Warrant Certificate to the Warrant Agent shall be sufficiently given if sent by mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent at the address set forth in the Warrant Agreement.

         SECTION 6.7 DELIVERY OF PROSPECTUS. If the Company is required under applicable federal or state securities laws to deliver a prospectus upon exercise of Warrants, the Company will furnish to the Warrant Agent sufficient copies of a prospectus, and the Warrant Agent agrees that upon the exercise of any Warrant Certificate by the holder thereof, the Warrant Agent will deliver to such holder, prior to or concurrently with the delivery of the Debt Securities issued upon such exercise, a copy of the prospectus.

         SECTION 6.8 OBTAINING OF GOVERNMENTAL APPROVALS. The Company will from time to time take all action that may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under federal and state laws, which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates, the exercise of the Warrants, and the issuance, sale, transfer and delivery of the Debt Securities issued upon exercise of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

         SECTION 6.9 PERSONS HAVING RIGHTS UNDER WARRANT AGREEMENT. Nothing in this Agreement is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent and the holders of the Warrant

Certificate any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and their successor and of the holders of the Warrant Certificates.

         SECTION 6.10 HEADINGS. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         SECTION 6.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         SECTION 6.12 INSPECTION OF AGREEMENT. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

         SECTION 6.13 GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be construed in accordance with the laws of such State.

         SECTION 6.14 BOARD OF DIRECTORS. All references to any actions to be taken by the Company's Board of Directors shall be deemed to include actions taken by either the Company's Board of Directors or an authorized committee thereof.





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